As filed with the Securities and Exchange Commission on November 10, 1998

                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ENTREMED, INC.
               ---------------------------------------------------
             (Exact Name of registrant as specified in its charter)

            Delaware                                        58-1959440
  -----------------------------                          -----------------
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                      9610 Medical Center Drive, Suite 200
                            Rockville, Maryland 20850
           ----------------------------------------------------------
          (Address, including zip code, of principal executive offices)

           EntreMed, Inc. 1992 Stock Incentive Plan and EntreMed, Inc.
                     Amended and Restated 1996 Stock Option
                  Plan and Certain Compensatory Stock Warrants
                            -------------------------
                            (Full title of the plans)

                              John W. Holaday, Ph.D
                 Chairman, President and Chief Executive Officer
                                 EntreMed, Inc.
                      9610 Medical Center Drive, Suite 200
                            Rockville, Maryland 20850
                                 (301) 217-9858
             ------------------------------------------------------
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                    Copy to:
                             Richard E. Baltz, Esq.
                                 Arnold & Porter
                              555 12th Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5124
                              ---------------------

                         Calculation of Registration Fee

---------------------------- ------------------- --------------------- ---------------------- ------------------------
                                                   Proposed Maximum      Proposed Maximum
                                Amount to be      Offering Price Per    Aggregate Offering           Amount of
 Title of Securities to be     Registered (1)          Unit (2)              Price (2)         Registration Fee (3)
        Registered
---------------------------- ------------------- --------------------- ---------------------- ------------------------
Common Stock, $0.01 par          1,750,000             $28.375              $49,656,250               $14,166
value per share                   100,000               $13.00              $1,300,000
---------------------------- ------------------- --------------------- ---------------------- ------------------------

 (1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock issuable pursuant to the anti-dilution provisions of the 1992 Stock Incentive Plan, the Amended and Restated 1996 Stock Option Plan and the Compensatory Stock Warrants.

 (2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) based on (a) with respect to the 1,750,000 shares of the Registrant's Common Stock issuable pursuant to the Amended and Restated 1996 Stock Option Plan, the average of the high and low sale prices of the Common Stock as reported on November 5, 1998 on the Nasdaq National Market which date is within 5 business days prior to the date of the filing of this Registration Statement, and (b) with respect to the 100,000 shares of the Registrant's Common Stock issuable pursuant to the Compensatory Stock Warrants, the exercise price of such warrants.

 (3) In addition to the shares being registered by this Registration
     Statement, this Registration Statement also relates to 1,233,333 shares of the Registrant's Common Stock issuable pursuant to the 1992 Stock Incentive Plan for which Registration Statement on Form S-8, No. 333-26057 is currently effective. An additional registration fee of $4,392 was paid upon the initial filing of such registration statement registering a total of 1,233,333 shares of Common Stock.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus incorporated herein by reference that relates to shares of Common Stock registered pursuant to this Registration Statement also relates to a total of up to 1,233,333 shares of the Registrant's Common Stock registered pursuant to Registration Statement No. 333-26057 filed on April 29, 1997. In the event any of such previously registered shares are offered and sold prior to the date of this Registration Statement, the amount of such shares will not be included hereunder.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by EntreMed, Inc. ("Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-20713), are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 31, 1998, and Amendment to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on April 30, 1998;

         (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1998, as filed with the Commission on May 15, 1998, June 30, 1998, as filed with the Commission on August 12, 1998, and September 30, 1998, as filed with the Commission on October 30, 1998; and

         (c) The description of the common stock of the Company, par value $0.01 per share ("Common Stock"), contained in a registration statement on Form 8-A filed under the Exchange Act by the Company on May 14, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents and reports subsequently filed by the Company with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not Applicable.


Item 6.           Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth conditions and limitations governing the indemnification of officers and directors of the Company and certain other persons. Section 145 of the DGCL is hereby incorporated herein by reference. The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify any person to the full extent permitted by the DGCL.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Company pursuant to the Company's Certificate of Incorporation and Bylaws and the DGCL, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         As authorized by Section 102(b)(7) of the DGCL, the Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not eliminate a director's duty of care nor does it limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief or remedies such as an injunction or rescission in the event of a director's breach of the duty of care. These provisions will not alter the liability of directors under federal securities laws.

         The Company has obtained and maintains insurance policies having a face amount totaling $15,000,000 (subject to certain deductible provisions and exclusions) covering its officers and directors and indemnifying them against loss on account of claims made against them, including, but not limited to, damages, judgments, costs and the costs of defense of such claims, arising from breach of duty, neglect, error, negligent misrepresentations, omission or act, or any claim arising solely by reason of status as an officer or director.


Item 7.           Exemption from Registration Claimed

         Not Applicable.

Item 8.           Exhibits

         The exhibits listed on the Exhibit Index on page II-6 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.


Item 9.           Undertakings

The Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Rockville, State of Maryland, on November 9, 1998.

                               ENTREMED, INC.


                               By:      /s/ John W. Holaday
                                        ---------------------------
                                        John W. Holaday, Ph.D.
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



       Signature                                      Title                                      Date
       ---------                                      -----                                      ----

/s/ John W. Holaday                    Chairman of the Board, President and                November 9, 1998
-------------------                    Chief Executive Officer (Principal Executive
John W. Holaday, Ph.D.                 Officer)


/s/ R. Nelson Campbell                 Vice President and Chief Financial Officer          November 9, 1998
----------------------                 (Principal Financial and Accounting Officer)
R. Nelson Campbell

/s/ Donald S. Brooks                   Director                                            November 9, 1998
--------------------
Donald S. Brooks

/s/ Samuel R. Dunlap, Jr.              Executive Advisor and Director                      November 9, 1998
-------------------------
Samuel R. Dunlap, Jr.

/s/ Jerry Finkelstein                  Director                                            November 9, 1998
---------------------
Jerry Finkelstein

/s/ Lee F. Meier                       Director                                            November 9, 1998
----------------
Lee F. Meier

/s/ Mark C.M. Randall                  Director                                            November 9, 1998
---------------------
Mark C.M. Randall

/s/ Wendell M. Starke                  Director                                            November 9, 1998
---------------------
Wendell M. Starke


                                INDEX TO EXHIBITS


Exhibit 4.1 Certificate of Incorporation, as restated and amended to date, of the Registrant (incorporated herein by reference to Exhibit 3.1(b) of the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1998, filed with the Commission on October 30, 1998, and Exhibit 3.1(a) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 31, 1998, and to the Registrant's Registration Statement on Form S-1 (File No. 333-3536) declared effective by the Commission on June 11, 1996.)

Exhibit 4.2 Bylaws of the Registrant (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-3536) declared effective by the Commission on June 11, 1996.)

Exhibit 4.3 EntreMed, Inc. 1992 Stock Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-26057) filed on April 29, 1997).

Exhibit 4.4 EntreMed, Inc. Amended and Restated 1996 Stock Option Plan, filed herewith (incorporated herein by reference to Exhibit 10.27 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 31, 1998).

Exhibit 5                  Opinion of Arnold & Porter, filed herewith.

Exhibit 23.1 Consent of Arnold & Porter, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2               Consent of Ernst & Young LLP, filed herewith.

Exhibit 24 Powers of Attorney of certain directors of the Registrant, filed herewith.